Exhibit 23(a)

                       Consent of Independent Accountants

      We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 30, 1998 appearing on page 34 of Omnicare, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Price Waterhouse LLP
------------------------
PRICE WATERHOUSE LLP

Cincinnati, Ohio
June 25, 1998


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